UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                ----------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934


                         -------------------------------

      Date of Report (Date of earliest event reported): September 21, 2005

                       PowerHouse Technologies Group, Inc
             (Exact Name of Registrant as Specified in its Charter)


         Delaware                  333-5278-NY                94-3334052
      (State or Other              (Commission               (IRS Employer
       Jurisdiction                File Number)           Identification No.)
     of Incorporation)



                        555 Twin Dolphin Drive, Suite 650
                         Redwood City, California 94065

                    (Address of Principal Executive Offices)

       (650) 232-2600 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 1.01 Entry into a Material Definitive Agreement.

On September 26, 2005, PowerHouse Technologies Group, Inc. (the "Company") completed a private placement requiring the Company to enter into several material definitive agreements. Please see item 3.02 below for further explanation.

Item 3.02   Unregistered Sales of Equity Securities.

On September 26, 2005, the Company completed a private placement with certain investors of the Company's common stock, par value $0.0001 per share, (the "Common Stock") comprised of a total of 19,910,950 shares of Common Stock and warrants (the "Warrants") to purchase a total of 10,900,400 shares of the Company's Common Stock. The shares of Common Stock were sold at $0.32 per share. The aggregate offering price was $6,045,000 and the aggregate placement fee was $191,360 and warrants to purchase 1,278,490 shares of Common Stock. Fifty percent (50%) of all Warrants issued are exercisable at $0.40 per share, and the remaining fifty percent (50%) are exercisable at $0.48 per share. All Warrants expire after three years, unless theretofore exercised, contain a call provision in favor of the Company at a price of $2.00 if the stock price should exceed $2.00 per share, and permit cashless exercise only if there is no registration statement in effect after one year. The proceeds of the private placement included $883,333 of principal and $23,765 of accrued interest converted into Common Stock from the short-term bridge financing. The conversion consisted of a total of 3,779,700 shares of Common Stock at $0.24 per share.

The private placement was effected through Common Stock and Warrant Purchase Agreements, dated as of September 26, 2005, by and among the Company and the private placement investors who are named therein (the "Purchase Agreement"). As a condition to the transaction, all of the Company's Series A Senior Preferred Convertible Stock (the "Senior A Stock") were converted into 20,631,503 Common Stock at a conversion ratio of 5.3685 shares of Common Stock for each share of Senior A Stock, and all 1,220,233 outstanding warrants, exercisable for Senior A Stock were exchanged under the terms of a Warrant Exchange Agreement, dated as of September 26, 2005, by and between the Company and Middlebury Capital LLC, and the Company executed a Registration Rights Agreement, dated as of September 26, 2005, by and among the Company and the private placement investors, wherein the Company agreed to register under the Securities Act of 1933, as amended (the "Securities Act") the shares of Common Stock acquired in the private placement and the shares issuable upon exercise of the Warrants issued in the private placement.

The proceeds of the private placement will be used for working capital and general corporate purposes, including $120,904 applied to the repayment of the balance of the convertible notes that were not converted as part of the transaction.

The Company relied on Section 4(2) of the Securities Act and Regulation D promulgated thereunder, as the basis for an exemption from registering the sale of these shares of Common Stock and Warrants under the Securities Act.

Item 5.02 Departure of Directors or Principal Executive Officers; Election of Directors; Appointment of Principal Officers.

Election of Directors

On September 26, 2005, the Board of Directors of the Company elected Alex Mashinsky and Kent Heyman to the Company's Board of Directors, effective on the same date. They filled vacancies created in the Board as a result of a recent amendment to the Companies by-laws (described below).

Mr. Mashinsky's term as director will continue until the 2006 annual meeting of stockholders.

Mr. Heyman's term as director will continue until the 2006 annual meeting of stockholders.

Mr. Mashinsky and Mr. Heyman will both initially be elected to the Compensation Committee.

It is anticipated that Mr. Mashinsky and Mr. Heyman will be awarded stock incentives in connection with their acceptance of positions on the Board, but the stock incentives have not yet been finally determined.

Mr. Mashinsky, in his title as investment advisor, signed a Purchase Agreement as the individual representing Governing Dynamics Investment Trust, an institutional purchaser, for the purchase of 3,447,396 shares of Common Stock and Warrants to purchase 2,038,672 of Common Stock in the private placement referenced above.

Departure of Director

Effective September 21, 2005, Greg Duffell resigned from his position as Director of the Company. Mr. Duffell resigned from such position to allow the Board of Directors to consist of a greater percentage of non-management directors. Mr. Duffell's resignation was not caused by any disagreement with the Company regarding its operations, policies or procedures and Mr. Duffell will continue to serve the Company in his position as Sr. Vice President, International. The vacancy created by Mr. Duffell's resignation has not yet been filled.

A copy of the resignation letter Mr. Duffell sent to the Company is filed as
Exhibit 99.3 to this report and is incorporated herein by reference.

Departure of Principal Officer

As of September 26, 2005, David Wells has been removed as the principal financial officer of the Company.

Appointment of Principal Officer

As of September 26, 2005, Richard Liebman has been appointed as interim CFO of the Company. Mr. Liebman has served as President of Liebman Capital since March 2003. From January 2002 until March 2003, he served as Chief Financial Officer of ServiceWare Technologies, Inc., a publicly held software company. From October 1998 until January 2001, Mr. Liebman was chief financial officer for eCal Corporation, a provider of Internet-based calendar services. Prior to that, from January 1997 to October 1998, Mr. Liebman was senior vice president of Pennsylvania Merchant Group, Ltd., an investment banking firm. Mr. Liebman received his Bachelor of Arts degree in economics from Brown University and his Masters in Business Administration from Columbia Business School. The company is currently negotiating a compensation package for Mr. Liebman.

Item 5.03 Amendments to Articles of Incorporation or Bylaws.

Effective September 26, 2005, the Company's Bylaws were amended to increase the number of directors serving on the Company's Board of Directors. The Company's Board of Directors shall now consist of five (5) directors. The new Article III,
Section 1(a) of the Company's Bylaws is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Effective September 26, 2005, the Company's Certificate of Designations, Preferences and Rights of the Series A Senior Convertible Preferred Stock (the "Certificate") of the Company was amended. The Certificate was amended to include a fixed conversion and the termination of the Series A Senior Preferred Security Agreement in the event of the new financing referenced in Item 3.02 herein. A form of Certificate of Amendment to the Certificate of Designations, Preferences and Rights of the Series A Senior Convertible Preferred Stock is filed herewith as Exhibit 99.2 and incorporated herein by reference.

Item 9.01(c)  Financial Statements and Exhibits.

            99.1  Text of amended provision of the Company's Bylaws.

            99.2 Form of Certificate of Amendment to the Certificate of Designations, Preferences and Rights of the Series A Senior Convertible Preferred Stock.

            99.3  Letter of resignation of Greg Duffell.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          POWERHOUSE TECHNOLOGIES
                                          GROUP, INC.

Dated:  September 26, 2005                By:    /s/ Jay Elliot
                                                 -----------------------
                                          Name:  Jay Elliot
                                          Title: Chief Executive Officer

                                  EXHIBIT INDEX

            99.1  Text of amended provision of the Company's Bylaws.

            99.2 Form of Certificate of Amendment to the Certificate of Designations, Preferences and Rights of the Series A Senior Convertible Preferred Stock.

            99.3  Letter of resignation of Greg Duffell.